Exhibit 99.1

CUBETREE, INC.

(A Development Stage Enterprise)

Table of Contents

Page
Audited Financial Statements:

Independent Auditors’ Report	1

Balance Sheets as of December 31, 2009 and 2008	2

Statements of Operations for the year ended December 31, 2009, the period from February 11, 2008 (inception) to December 31, 2008, and the period from February 11, 2008 (inception) to December 31, 2009	3

Statements of Stockholders’ Equity for the year ended December 31, 2009, and the period from February 11, 2008 (inception) to December 31, 2008	4

Statements of Cash Flows for the year ended December 31, 2009, the period from February 11, 2008 (inception) to December 31, 2008 and the period from February 11, 2008 (inception) to December 31, 2009	5

Notes to Audited Financial Statements	6 – 16

Independent Auditors’ Report

The Board of Directors

CubeTree, Inc.:

We have audited the accompanying balance sheets of CubeTree, Inc. (a Development Stage Enterprise) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2009, the period from February 11, 2008 (inception) to December 31, 2008, and the period from February 11, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CubeTree, Inc. (a Development Stage Enterprise) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for year ended December 31, 2009, the period from February 11, 2008 (inception) to December 31, 2008, and the period from February 11, 2008 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Mountain View, California

October 4, 2010

CUBETREE, INC.

(A Development Stage Enterprise)

Balance Sheets

December 31, 2009, and 2008

(In thousands, except par value)

Assets	2009	2008

Current assets:
Cash and cash equivalents	$7,695	$2,165
Prepaid expenses and other assets	76	13

Total current assets	7,771	2,178

Property and equipment, net	42	48
Other assets	13	13

Total assets	$7,826	$2,239

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$29	$—
Accrued compensation	96	12
Other accrued expenses	44	73

Total current liabilities	169	85

Commitments – see note 6

Stockholders’ equity:
Series A Preferred Stock – $0.001 par value: 6,897 shares authorized, issued and outstanding at December 31, 2009 and 2008 (liquidation preference of $3,500)	7	7
Series B Preferred Stock – $0.001 par value: 12,100 shares authorized; 11,965 and 0 shares issued and outstanding at December 31, 2009 and 2008, respectively (liquidation preference of $8,100)	12	—
Common Stock; $0.001 par value: 31,000 and 24,000 shares authorized; 6,469 and 5,890 shares issued and outstanding at December 31, 2009 and 2008, respectively	6	5
Additional paid-in capital	11,553	3,511
Deficit accumulated during development stage	(3,921)	(1,369)

Total stockholders’ equity	7,657	2,154

Total liabilities and stockholders’ equity	$7,826	$2,239

See accompanying notes to financial statements.

2

CUBETREE, INC.

(A Development Stage Enterprise)

Statements of Operations

Year ended December 31, 2009,

period from February 11, 2008 (inception) to December 31, 2008,

and period from February 11, 2008 (inception) to December 31, 2009

(In thousands)

	2009	Period from February 11, 2008 (inception) to December 31, 2008	Period from February 11, 2008 (inception) to December 31, 2009
Revenue	$5	$—	$5

Costs and expenses:
Cost of revenue	62	—	62
Research and development	1,490	872	2,362
General and administrative	360	366	726
Sales and marketing	647	67	714

Total costs and expenses	2,559	1,305	3,864

Operating loss	(2,554)	(1,305)	(3,859)

Other income (expense), net	2	(64)	(62)

Net loss	$(2,552)	$(1,369)	$(3,921)

See accompanying notes to financial statements.

3

CUBETREE, INC.

(A Development Stage Enterprise)

Statements of Stockholders’ Equity

Year ended December 31, 2009 and period from February 11, 2008 (inception) through December 31, 2008

(In thousands)

								Deficit
								accumulated
	Series A Preferred Stock		Series B Preferred Stock		Common stock		Additional	during
	Shares outstanding	Amount	Shares outstanding	Amount	Shares outstanding	Amount	paid in capital	development stage	Total
Issuance of Series A preferred stock in April 2008 for cash (net of issuance costs of $73)	6,117	$6	—	$—	—	$—	$3,106	$—	$3,112
Conversion of convertible debt with beneficial conversion feature	780	1	—	—	—	—	405	—	406
Issuance of common stock in February and March 2008 for cash	—	—	—	—	6,469	6	—	—	6
Common stock repurchase	—	—	—	—	(579)	(1)	—	—	(1)
Net loss	—	—	—	—	—	—	—	(1,369)	(1,369)

Balance at December 31, 2008	6,897	7	—	—	5,890	5	3,511	(1,369)	2,154

Stock-based compensation expense	—	—	—	—	—	—	30	—	30
Issuance of common stock in October 2009 for cash	—	—	—	—	579	1	—	—	1
Issuance of Series B preferred stock in October 2009 for cash (net of issuance costs of $76)	—	—	11,965	12	—	—	8,012	—	8,024
Net loss	—	—	—	—	—	—	—	(2,552)	(2,552)

Balance at December 31, 2009	6,897	$7	11,965	$12	6,469	$6	$11,553	$(3,921)	7,657

See accompanying notes to financial statements.

4

CUBETREE, INC.

(A Development Stage Enterprise)

Statements of Cash Flows

Year ended December 31, 2009,

period from February 11, 2008 (inception) to December 31, 2008,

and period from February 11, 2008 (inception) to December 31, 2009

(In thousands)

	2009	Period from February 11, 2008 (inception) to December 31, 2008	Period from February 11, 2008 (inception) to December 31, 2009
Cash flows from operating activities:
Net loss	$(2,552)	$(1,369)	$(3,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18	8	26
Stock-based compensation	30	—	30
Noncash interest charge for beneficial conversion feature of convertible debt	—	91	91
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(63)	(26)	(89)
Accounts payable	29	—	29
Accrued compensation	85	12	97
Other accrued expenses	(30)	73	43

Net cash used in operating activities	(2,483)	(1,211)	(3,694)

Cash flows from investing activities:
Purchase of property and equipment	(12)	(56)	(68)

Net cash used in investing activities	(12)	(56)	(68)

Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	—	315	315
Proceeds from issuance of common stock	1	6	7
Repurchase of common stock	—	(1)	(1)
Proceeds from issuance of Series A Preferred Stock (net of issuance costs of $73)	—	3,112	3,112
Proceeds from issuance of Series B Preferred Stock (net of issuance costs of $76)	8,024	—	8,024

Net cash provided by financing activities	8,025	3,432	11,457

Net increase in cash and cash equivalents	5,530	2,165	7,695

Cash and cash equivalents at beginning of period	2,165	—	—

Cash and cash equivalents at end of period	$7,695	$2,165	$7,695

Noncash investing and financing activities:
Conversion of promissory notes into Series A preferred stock (see note 4)	$—	$315	$315

See accompanying notes to financial statements.

5

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(1)	Significant Accounting Policies

(a)	Description of Business

CubeTree, Inc. (the Company) was incorporated in Delaware on February 11, 2008 and maintains its headquarters in Redwood City, California. The Company’s core product is an Enterprise 2.0 collaboration software product designed to help improve how employees find and share information.

The Company is considered to be in the development stage. Since its inception, the Company’s activities have been primarily focused on research and product development, market development, business and financial planning, and fund raising. The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Since inception, the Company has incurred net losses and has an accumulated deficit of approximately $3.9 million as of December 31, 2009. Management plans to continue to finance the Company’s operations with a combination of equity issuances and debt arrangements as well as cash flows from operations. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate certain of its critical activities, including product development, or suspend its business operations. On July 20, 2010, the Company was acquired by SuccessFactors, Inc. (SuccessFactors). Refer to note 9.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates, although estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future.

(c)	Cash and Cash Equivalents

The Company classifies all highly liquid investments with original maturities of three months or less on the date of purchase as cash equivalents. As of December 31, 2009 and 2008, cash and cash equivalents consist of cash on-hand, cash balances with banks, and money market funds. Other income (expense), net includes interest income of $2,000 in 2009 and $28,000 for the period from February 11, 2008 (inception) to December 31, 2008.

The Company’s cash and cash equivalents are held at two financial institutions, often with balances that are in excess of the $250,000 amount insured by the Federal Deposit Insurance Corporation (FDIC).

6	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(d)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, as follows:

Furniture and equipment	5 years
Computer equipment and software	3 years

(e)	Revenue Recognition

As the Company is in development stage, there have been no significant revenue arrangements through December 31, 2009. For the arrangements that have been entered into, revenue consists of subscription fees for the Company’s cloud-based software and fees for the provision of other services. The Company’s customers do not have the contractual right to take possession of software in substantially all of the transactions. Instead, the software is delivered through the cloud from the Company’s hosting facilities. Therefore, these arrangements are treated as service agreements. The Company commences revenue recognition when all of the following conditions are met:

•	there is persuasive evidence of an arrangement;

•	the subscription or services have been delivered to the customer;

•	the collection of related fees is reasonably assured; and

•	the amount of related fees is fixed or determinable.

(f)	Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s application suite, and expenses related to its hosting facility.

(g)	Software Development Costs

All costs related to the development of the Company’s software product were expensed in accordance with the applicable authoritative guidance, which requires that all costs incurred to establish the technological feasibility of a computer software product to be sold, leased, or otherwise marketed should be expensed when incurred and qualifying costs incurred thereafter should be capitalized until the software product is made generally available.

(h)	Advertising Costs

Advertising costs are charged to expense as incurred and amounted to $19,000 and $0 for the year ended December 31, 2009 and the period from February 11, 2008 (inception) to December 31, 2008, respectively.

7	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(i)	Fair Value Measurements

For all assets or liabilities recognized or disclosed at fair value, the Company measures the fair value in accordance with authoritative guidance that defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants and establishes a three-tier value hierarchy based on the inputs used in the valuation techniques to derive fair value. The hierarchy used to determine the fair value is as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

As of December 31, 2009 and 2008, the Company’s financial instruments measured at fair value on a recurring basis consisted of cash equivalents with both a carrying amount and fair value of approximately $7.6 million and $2.0 million, respectively, consisting of money market instruments, with maturities of three months or less. The money market instruments are classified within Level 1 of the fair value hierarchy. As of December 31, 2009 and 2008, the Company had no fair value measurements using Level 2 or Level 3 inputs.

(j)	Income Taxes

The Company uses the asset and liability method to account for income taxes in accordance with the authoritative guidance for income taxes. Under this method, deferred tax assets and liabilities are determined based on future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Effective January 1, 2009, the Company adopted the authoritative guidance for accounting for uncertainty in income taxes, which prescribes that the Company recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There was no cumulative effect of adopting this authoritative guidance. See note 8.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expense. As of January 1, 2009 and December 31, 2009, the Company had not accrued any interest related to unrecognized tax benefits, and the Company did not recognize any amounts for penalties related to unrecognized tax benefits for the year ended December 31, 2009.

8	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(k)	Stock-Based Compensation

The Company accounts for stock-based awards to employees using the fair value-based method in accordance with the authoritative guidance for stock-based compensation, which requires the measurement of compensation expense based on the estimated fair value of the awards on the date of grant and the recognition of the expense over the requisite service period. Compensation expense is recognized on a straight-line basis over the requisite service period for the entire award.

There were no options granted from February 11, 2008 (inception) to December 31, 2008. The Company granted stock options to employees during the year ended December 31, 2009, with exercise prices equal to the estimated fair value of the underlying common stock on the date of grant, as determined by management with input from a third party valuation specialist. The fair value estimate incorporated various subjective assumptions, including information about comparable public companies and expectations as to future cash flows and liquidity events.

The Company estimates the fair value of stock options using the Black-Scholes option-pricing model, which requires the use of the following assumptions: (i) the expected volatility of the Company’s common stock, which is based on volatility data of certain peer companies; (ii) the expected term of the option award determined as the period of time between the date of grant and the midpoint between option vesting date and expiration date; (iii) an expected dividend yield, which is assumed to be 0% as the Company has not paid and, as of the date of grant, did not anticipate paying dividends in the foreseeable future; and (iv) a risk-free interest rate, which is based on the U.S. Treasury yield curve in effect on the date of grant for zero coupon U.S. Treasury notes with maturities approximately equal to expected term of the option award.

The fair value of options granted to employees during the year ended December 31, 2009, was determined using the following weighted average assumptions:

Expected dividend yield	—
Expected volatility	63.3%
Risk-free interest rate	1.15%
Expected term	5.15 years
Weighted average fair value of options granted	$0.09

Stock-based compensation expense for the year ended December 31, 2009, and the period from February 11, 2008 (inception) to December 31, 2008 was $30,000 and $0, respectively. Stock-based compensation expense in 2009 includes $12,000 related to shares of common stock sold to a founder at a price that was below the fair value of the Company’s common stock on the date of issuance.

(2)	Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are nonsoftware related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have vendor specific objective evidence of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for fiscal years beginning on or after June 15, 2010 and are effective for us beginning fiscal 2011, however early adoption is permitted. We are currently evaluating the impact of adopting these new standards on our financial position, results of operations and cash flows.

9	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(3)	Balance Sheet Accounts

Property and equipment, net consisted of (in thousands):

	December 31,
	2009	2008
Furniture and equipment	$19	18
Computer equipment and software	49	38

Total property and equipment	68	56
Less accumulated depreciation and amortization	(26)	(8)

	$42	48

For year ended December 31, 2009 and the period from February 11, 2008 (inception) to December 31, 2008, depreciation and amortization expense was $18,000 and $8,000, respectively.

Accrued compensation consisted of the following (in thousands):

	December 31,
	2009	2008
Accrued salaries	$55	$—
Accrued vacation	19	9
Accrued 401(k)	12	3
Accrued bonuses	10	—

Total accrued compensation	$96	$12

Other accrued liabilities consisted of the following (in thousands):

	December 31,
	2009	2008
Accrued professional fees	$—	$61
Accrued legal costs	31	6
Other	13	6

Total other accrued liabilities	$44	$73

10	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

(4)	Convertible Promissory Notes

In February and March 2008, the Company entered into Convertible Promissory Notes (the Notes) with two investors, for a combined principal amount of $315,000. The Notes bore interest at a rate of 3.11% per annum and were payable at the discretion of the investors at any time after December 31, 2008. The Notes were contingently convertible into the Company’s equity securities issued or sold in connection with the Company’s Next Equity Financing, defined as a single transaction or a series of related transactions in which the Company raised at least $2.5 million in aggregate proceeds. The number of equity shares to be issued on conversion of the Notes was equal to the amount obtained by multiplying the principal amount of the Notes by 77.5% of the price per share of the equity securities issued in the Next Equity Financing. The Notes were considered to have a beneficial conversion feature, as the conversion price of the Notes would be less than the fair value of the equity securities issued upon conversion. In April 2008, the investors converted the Notes into 780,578 shares of the Company’s Series A preferred stock. Upon conversion of the Notes, the Company recorded a charge related to the beneficial conversion feature of $91,000, which is included in interest expense for the period from February 11, 2008 (inception) to December 31, 2008.

(5)	Stockholder’s Equity

Common Stock

As of December 31, 2009 and 2008, the Company was authorized to issue 31,000,000 and 24,000,000 shares of common stock, respectively.

Preferred Stock

The Company is authorized to issue 6,897,275 shares of Series A preferred stock and 12,100,000 shares of Series B preferred stock. The table below provides information on the Company’s preferred stock offerings (in thousands, except price per share):

	Dated issued	Shares issued	Price per share	Gross proceeds	Liquidation preference
Series A preferred stock	April 2, 2008	$6,897	$0.52	$3,500	$3,500
Series B preferred stock	October 27, 2009	11,965	0.68	8,100	8,100

Of the $3.5 million proceeds from the issuance of the Series A preferred stock, $406,000 represents the conversion of the Notes including the beneficial conversion feature (see note 4).

Conversion

Each share of the Series A and Series B preferred stock is convertible into shares of common stock, at the option of the holder and at any time after the date of issuance of such share, on a one-for-one ratio. In addition, the Series A and Series B preferred stock would automatically convert into shares of common stock (i) upon the closing of a firm commitment underwritten public offering in which the public offering price is no less than $2.03 per share and which results in aggregate proceeds to the Company of no less than $25.0 million, or (ii) on the date specified by a written consent or agreement of the holders of at least 61% of the then outstanding shares of Series A and Series B preferred stock.

11	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

Voting

Each holder of the Series A and Series B preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock are convertible.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the preferred stock are entitled to receive $0.52 per share and $0.68 per share for each share of Series A and Series B preferred stock, respectively, plus any declared and unpaid dividends on such shares. A liquidation is deemed to occur by (a) the consummation of a merger or consolidation with any other entity; (b) the closing of the transfer of the Company’s securities; or (c) a sale, lease, assignment, transfer or disposal of all or substantially all of the assets of the Company.

Dividends

The holders of the Series A and Series B preferred stock are entitled to receive dividends, when and if declared by the Board of Directors, at a dividend rate of $0.03 per share for the Series A preferred stock and $0.04 per share for the Series B preferred stock (adjusted for stock splits, stock dividends, reclassification and the like), per annum on each outstanding share. The dividends are noncumulative and nonmandatory.

(6)	Commitments

Effective April 14, 2008, the Company entered into a two-year facility operating lease, commencing on June 1, 2008 for its corporate headquarters that contains escalating payments over the two-year term. The lease includes one option to extend the lease term for one year. Minimum rent payments under the lease are recognized on a straight-line basis over the term of the lease. Rent expense was $79,000 and $46,000 for the year ended December 31, 2009 and the period from February 11, 2008 (inception) to December 31, 2008, respectively.

Minimum future payments under the operating leases will be $33,000 in fiscal 2010 and $0 thereafter.

(7)	Stock Compensation Plan

In 2008, the Company adopted a stock compensation plan (the Plan) pursuant to which the Company’s board of directors may grant stock options or nonvested shares to officers and key employees. Stock options can be granted with an exercise price less than, equal to or greater than the underlying common stock’s fair value at the date of grant. These awards generally have vesting terms of 1/4th of the total number of shares on the twelve-month anniversary of the vesting commencement date and 1/48th of the original number of shares each month thereafter and expire 10 years from the date of grant.

12	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

The following table summarizes the activity for stock options (including nominal nonemployee grants) for the year ended December 31, 2009 (in thousands, except per share and term data):

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)
Balance at January 1, 2009	—	$—
Granted	1,430	0.16
Exercised	—	—
Forfeited	(52)	0.16
Cancelled	(10)	0.16

Balance at December 31, 2009	1,368	$0.16	2.9

Vested and expected to vest at December 31, 2009	1,336	$0.16	2.9
Exercisable at December 31, 2009	270	$0.16	2.4

At December 31, 2009, there were approximately 23,100,000 additional shares available for the Company to grant under the Plan.

As of December 31, 2009, the Company had $101,000 of unrecognized compensation cost related to unvested stock options, which are expected to be recognized over a weighted average period of approximately 2.9 years.

In certain of the Company’s stock purchase agreements, there is an option that allows the Company, upon voluntary or involuntary termination of service, to repurchase, at the employee’s original purchase price, all or any portion of the shares held by the employee that have not yet been released from the repurchase option per a specified vesting schedule. The repurchase option is exercisable by the employer upon termination of service, and expires upon release of the shares from the option per the vesting terms. To date, the Company has not received any material proceeds from the exercise of options or sales of shares subject to these repurchase provisions.

13	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

A summary of the status of the Company’s nonvested shares as of December 31, 2009 and 2008, and changes during the year ended December 31, 2009, and from February 11, 2008 (inception) to December 31, 2008, is presented below (in thousands except per share data):

Nonvested shares	Shares	Weighted average fair value on date of issuance
Sold	5,771	$0.002
Vested	(1,330)	(0.002)
Forfeited	—	—

Balance at December 31, 2008	4,441	0.002
Sold	579	0.160
Vested	(2,223)	0.001
Forfeited	—	—

Balance at December 31, 2009	2,797	$0.034

As discussed in note 1(k), shares of common stock were sold to a founder in 2009 at a price that was below the estimated fair value of the Company’s common stock on the date of issuance. The amount of unrecognized compensation cost related to the unvested shares was $80,000 as of December 31, 2009, and is expected to be recognized over a period of approximately 1.7 years.

(8)	Income Taxes

The Company had no material provision for income taxes for the year ended December 31, 2009 and the period from February 11, 2008 (inception) to December 31, 2008. Those amounts differed from the amounts computed by applying the U.S. federal income tax rates of 34% to loss before provision for income taxes as follows:

	December 31
	2009	2008
Federal tax at statutory rate	34.00%	34.00%
State tax statutory rate	5.76	5.88
Permanent differences	(2.07)	(1.45)
Valuation allowance	(37.69)	(38.43)

Effective tax rate	—%	—%

14	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets are presented as follows (in thousands):

	December 31
	2009	2008
Net operating loss carryforwards	$1,328	$397
Other	55	24

Total deferred tax assets	1,383	421
Valuation allowance	(1,383)	(421)

Net deferred tax assets	$—	$—

Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company’s historical operating performance and the U.S. cumulative net losses in all prior periods, the Company has provided a full valuation allowance against its U.S. deferred tax assets as management believes that realization of these assets is not more likely than not. The Company’s valuation allowance increased by $961,000 during the year ended December 31, 2009. As of December 31, 2009, the Company had U.S. federal and state net operating losses of approximately $3.3 million and $3.3 million respectively, which expire beginning in the year 2029.

As discussed in note 1 (j) effective January 1, 2009, the Company adopted the authoritative guidance for accounting for uncertainty income taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Upon adopting this authoritative guidance, the Company recognized no change in the liability for unrecognized tax benefits related to tax positions taken in prior periods.

The Company’s only major tax jurisdictions are the United States federal and California. The tax years 2008 through 2009 remain open and subject to examinations by the appropriate governmental agencies in the United States jurisdictions.

(9)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through October 4, 2010, the date at which the financial statements were available to be issued.

On April 26, 2010, the Company entered into a new three-year lease agreement for its corporate headquarters, commencing May 1, 2010, with semi-annual and annual escalating payments over the lease term and with future minimum lease payments totaling approximately $523,000. Under the lease, the Company provided a letter of credit of $100,000 to the landlord as collateral in the event of default.

15	(Continued)

CUBETREE, INC.

(A Development Stage Enterprise)

Notes to Financial Statements

December 31, 2009 and 2008

On July 19, 2010, the Company declared a cash dividend of $0.12 per share, payable on July 20, 2010 to holders of record of the Company’s common stock and preferred stock on July 19, 2010, for a total of $3.0 million.

On July 20, 2010, the Company was acquired by and became a wholly owned subsidiary of SuccessFactors, a provider of on-demand business execution software solutions, for approximately $18.9 million in shares of SuccessFactors’ common stock, plus future contingent cash payment based on changes in the value of SuccessFactors’ common stock.

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